Exhibit 99.2

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

June 19, 2013	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. ANNOUNCES RESULTS OF ANNUAL MEETING

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced the results of its 2013 annual meeting of shareholders.

Shareholders re-elected Jay Stein, Ralph Alexander, Alvin R. Carpenter, Irwin Cohen, Susan Falk, Linda M. Farthing, Mitchell W. Legler, Richard L. Sisisky, Martin E. Stein, Jr. and John H. Williams, Jr. to the board of directors for one-year terms. Shareholders also approved an advisory resolution approving executive compensation.

Stein Mart’s Form 10-K, proxy statement, quarterly reports on Form 10-Q and current reports on Form 8-K are available at http://ir.steinmart.com.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com